EXHIBIT 99.1

5429 LBJ Freeway, Suite 1000 Dallas, TX 75040 214-560-9000 Fax: (214) 560-9349

For immediate release

For further information contact:
Ray Schmitz
Executive Vice President and Chief Financial Officer
(214) 560-9308
ray.schmitz@dynamex.com

DYNAMEX INC. ANNOUNCES A SUPERIOR PROPOSAL

November 23, 2010 -- Dallas, Texas -- Dynamex Inc. (NASDAQ: DDMX) (the “Company”) announced today that, on November 22, 2010, a party that was designated on November 9, 2010 as an “excluded party” (“Excluded Party”), as such term is defined in the Agreement and Plan of Merger, dated as of October 1, 2010, by and among the Company, DashNow Holding Corp., a Delaware corporation and an affiliate of Greenbriar Equity Group LLC (“Parent”), and DashNow Acquisition Corp., a Delaware corporation (the “Current Merger Agreement”), submitted a formal binding offer for the acquisition of the Company in which the Company’s stockholders would receive $23.50 per share in cash (the “Excluded Party Proposal”). The Excluded Party Proposal included an Agreement and Plan of Merger, which was executed by the Excluded Party and one of its affiliates (collectively, the “Proposed Merger Agreement”). The Excluded Party Proposal expires upon certain events, including the Company’s failure to accept, execute and deliver the Proposed Merger Agreement to the Excluded Party by 6:00 p.m., New York City time, on December 1, 2010.

On November 23, 2010, the Company’s board of directors determined, in accordance with the terms of the Current Merger Agreement, that the Excluded Party Proposal constitutes a “superior proposal” as such term is defined in the Current Merger Agreement and that a failure to enter into the Proposed Merger Agreement would violate the directors’ fiduciary duties to the Company’s stockholders under applicable law (the “Determination”). In making this Determination, the Company’s board of directors consulted with its financial advisor and outside legal counsel.

Also on November 23, 2010, the Company gave written notice (the “Notice”) to Parent of the Company’s receipt of the Excluded Party Proposal, the Determination and the Company’s intention, subject to the terms of the Current Merger Agreement, to enter into the Proposed Merger Agreement. Pursuant to the terms of the Current Merger Agreement, the Company is required to negotiate in good faith with Parent for a period of four business days after the business day that the Notice is received by Parent in accordance with the terms of the Current Merger Agreement such that it would cause the Excluded Party Proposal to no longer constitute a “superior proposal” as such term is defined in the Current Merger Agreement. If Parent does not favorably adjust the terms of the Current Merger Agreement, the Company expects, promptly after the expiration of the four business day negotiating period, to send a notice of termination to Parent terminating the Current Merger Agreement effective immediately and to enter into the Proposed Merger Agreement with the Excluded Party. In such event, the Company would be required to pay to Parent a break-up fee in the amount of $6,298,475, which payment would be made prior to or concurrently with such termination.

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ABOUT DYNAMEX

Dynamex is the leading provider of same-day delivery and logistics services in the United States and Canada. Additional press releases and investor relations information is available at www.dynamex.com.

November 23, 2010

ADDITIONAL INFORMATION

In connection with the proposed merger with affiliates of Greenbriar Equity Group LLC, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on October 29, 2010.  When completed, a definitive proxy statement and form of proxy will be filed with the SEC and mailed to the Company’s stockholders.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT CAREFULLY, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER.  The Company’s stockholders may obtain a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other documents filed by the Company with the SEC, without charge, from the SEC’s website (www.sec.gov) or, without charge, from the Company by mail or from the Company website (www.dynamex.com).

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and Dynamex’s expectations, beliefs and intentions. All forward looking statements included in this communication are based on information available to Dynamex on the date hereof. In some cases you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,’ “predicts,” “projects,” “targets,” “goals,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Dynamex’s control.  These factors include (A) failure to obtain stockholder approval or failure to satisfy other conditions required for the consummation of the merger, (B) failure or delay in consummation of the transaction for other reasons, (C) changes in laws or regulations, (D) changes in the financial or credit markets or economic conditions generally and (E) other risks as are mentioned in reports filed by Dynamex with the Securities and Exchange Commission from time to time. Dynamex does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other Dynamex communications.

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